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                                                                    EXHIBIT 11a

                               CONSENT OF COUNSEL

         We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Post- Effective Amendment No. 43 to the Registration Statement (No. 2- 81110) on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of Pacific Horizon Funds, Inc. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    /s/ Drinker Biddle & Reath
                                                    ----------------------------
                                                    DRINKER BIDDLE & REATH

Philadelphia, Pennsylvania

December 13, 1995